DISTRIBUTION AND SERVICE PLAN

PURSUANT TO RULE 12b-1

(CLASS 3 SHARES)

DISTRIBUTION AND SERVICE PLAN adopted as of the 27th day of August, 2002, as amended the 11th day of September, 2003, the 8th day of September, 2005, the 1st day of June, 2006, the 2nd day of October, 2007, the 23rd day of January, 2012, the 16th day of July, 2012, the 15th day of October 2012, the 1st day of January, 2013, the 1st day of May, 2013, the 13th day of January, 2016, the 5th day of October, 2016, the 1st day of December, 2016, the 23rd day of March, 2017, the 13th day of June, 2017, the 29th day of November, 2017, the 29th day of November, 2018, the 11th day of June, 2019, the 13th day of October, 2020, the 10th day of August, 2021, and the 20th day of July, 2026, by SunAmerica Series Trust, a Massachusetts business trust (the “Trust”), on behalf of the Class 3 shares of its separately designated series, as listed on Schedule A (each, a “Portfolio”).

WITNESSETH:

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company; and

WHEREAS, each Portfolio is a separately designated investment series of the Trust with its own investment objective, policies and purposes offering one or more classes of shares of beneficial interest, without par value, of the Trust (the “Shares”); and

WHEREAS, the Trust has entered into a Distribution Agreement with Directed Services LLC (the “Distributor”), pursuant to which the Distributor acts as the exclusive distributor and representative of the Trust in the offer and sale of the Shares; and

WHEREAS, American General Life Insurance Company, The United States Life Insurance Company in the City of New York, The Variable Annuity Life Insurance Company and The Guardian Insurance & Annuity Company, Inc. (together the “Life Companies”) maintain and/or are expected to maintain one or more segregated asset accounts, or subaccounts thereof (collectively, “Separate Accounts”), which offer variable annuity contracts or variable life insurance policies that allocate investments to one or more Portfolios (collectively, “Variable Insurance Contracts”); and

WHEREAS, Shares of the Portfolios are held by the Separate Accounts as investment options in connection with purchase payment allocations made by the owners of such Variable Insurance Contracts; and

WHEREAS, the Trust desires to adopt this Distribution and Service Plan (the “Plan”) pursuant to Rule12b-1 under the 1940 Act, pursuant to which the Trust will pay a service fee to the Life Companies, in accordance with certain Shareholder Services Agreements between the Trust and each of the Life Companies, with respect to Class 3 shares of the Trust and pursuant to which each Portfolio will authorize payments to the Distributor, as provided in Section 2 hereof, to finance activities in connection with the distribution of Shares of each Portfolio, subject to compliance with Rule 12b-1; and

WHEREAS, the Trust desires that the distribution channel established by implementation of the distribution agreement and the Plan shall remain in effect continuously, even though the Trust may, from time to time, suspend or cease the sale of certain Shares to all or new investors or classes of new investors; and

WHEREAS, pursuant to Rule 12b-1(h) under the 1940 Act, the Board of Trustees of the Trust (the “Trustees”) has adopted and approved procedures reasonably designed to prevent (i) the persons responsible for selecting broker-dealers to effect transactions in portfolio securities for the Portfolios of the Trust from taking broker-dealers’ promotional or sales efforts into account in making those decisions, and (ii) the Portfolios, their investment adviser, subadvisers and any principal underwriter from entering into any agreement under which the Portfolios direct brokerage transactions or revenue generated by these transactions to a broker-dealer to pay for distribution of a Portfolio’s shares; and

WHEREAS, the Trustees of the Trust as a whole, and the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of this Plan or in any agreement relating hereto (the “12b-1 Trustees”), having determined, in the exercise of reasonable business judgment and in light of their fiduciary duties under state law and under Sections 36(a) and (b) of the 1940 Act, that there is a reasonable likelihood that this Plan will benefit each Portfolio and its Class 3 shareholders, have approved this Plan by votes cast in person at a meeting called for the purpose of voting hereon and on any agreements related hereto;

NOW THEREFORE, the Trust on behalf of each Portfolio hereby adopts this Plan on the following terms:

1.

Account Maintenance Activities. The Portfolio agrees to pay the Life Companies a service fee at the end of each month at an annual rate of 25 basis points (0.25%) of the average daily net assets attributable to Class 3 shares of the Portfolio to compensate the Life Companies for costs associated with the servicing of the Class 3 shares of the Portfolio, including, but not limited to, the cost of reimbursing the Life Companies for expenditures made to financial intermediaries for providing services to contract holders who are indirect beneficial owners of Class 3 shares of the Portfolio. Such services are not intended to relate to the sale, promotion or marketing of the Class 3 shares. The service fee shall be paid to the Life Companies pursuant to the terms of a Shareholder Services Agreement. Payment of the service fee described in this Section 1 shall be subject to any limitations set forth in applicable regulations of the Financial Industry Regulatory Authority, Inc. Nothing herein shall prohibit the Life Companies from collecting service fees in any given year, as provided hereunder, in excess of expenditures made during such year to financial intermediaries for the above-referenced purposes.

2.

Distribution Activities. In accordance with policies and procedures adopted pursuant to Rule 12b-1(h), the Portfolio (except the SA DFA Ultra Short Bond Portfolio (formerly, Cash Management Portfolio) which in no event shall participate in directed brokerage programs) shall not participate in directed brokerage programs whereby a portion of the brokerage commissions generated by the Portfolio would be used to make payments to the Distributor to finance various distribution activities, including those described below, until and unless the prohibition of directed brokerage under Rule 12b-1(h) is lifted or modified. If Rule 12b-1 were amended to permit directed brokerage programs to pay for distribution, this Section of the Plan shall become effective to permit the following arrangements, subject to approval by the Trustees, including the 12b-1 Trustees, and subject to the limitation that any, such payments to the Distributor shall not exceed an annual rate of 75 basis points (0.75%) of the average daily net assets attributable to Class 3 shares of the Portfolio to compensate the Distributor and certain financial intermediaries (“Financial Intermediaries”) for financing activities principally intended to result in the sale of Shares of the Portfolio. Expenses permitted to be paid pursuant to this Section of the Plan shall include, but not necessarily be limited to, the following costs:

A.	Printing and mailing of Portfolio prospectuses, statements of additional information, any supplements thereto and shareholder reports for existing and prospective Variable Insurance Contract owners;

B.

Development, preparation, printing and mailing of Portfolio advertisements, sales literature and other promotional materials describing and/or relating to the Portfolio and including materials intended for use within the Life Companies, or for broker-dealer only use or retail use;

C.	Holding or participating in seminars and sales meetings designed to promote the distribution of Portfolio Shares;

D.	Marketing or servicing fees requested by broker-dealers or other Financial Intermediaries who sell Variable Insurance Contracts;

E.

Obtaining information and providing explanations to Variable Insurance Contract owners regarding the Portfolio’s investment objectives and policies and other information about the Portfolio, including the performance of the Portfolio;

F.	Training sales personnel regarding sales of Variable Insurance Contracts and underlying Shares of the Portfolio;

G.

Compensating Financial Intermediaries and/or their registered representative or other authorized agents in connection with the allocation of cash values and premiums of the Variable Insurance Contracts relating to the Portfolio;

H.	Financing any other activity that the Trust’s Board of Trustees determines is primarily intended to result in the sale of Shares; and

I.	If the Plan is approved by shareholders, paying the cost of soliciting shareholders in connection therewith and the expenses associated with such solicitation.

This Plan shall cover such payments under the circumstances described above to the extent they are deemed to relate, under Rule 12b-1, to the financing of any activity that is primarily intended to result in the sale of such Shares. The amount of the payments shall be subject to applicable laws and regulations.

3.

Payments to Other Parties. Subject to the provisions of Section 2 and the amendment of Rule 12b-1 to permit directed brokerage programs to pay for distribution, the Portfolio hereby authorizes the Distributor and Life Companies to enter into agreements with Financial Intermediaries to provide compensation to such Financial Intermediaries for activities and services of the type referred to in Sections 1 and 2 hereof. The Distributor and Life Companies may reallocate all or a portion of their representative distribution and account maintenance fees to such Financial Intermediaries as compensation for the above-mentioned activities and services. Such agreements shall provide that the Financial Intermediaries shall deliver to the Distributor and Life Companies such information as is reasonably necessary to permit the Life Companies to comply with the reporting requirements set forth in Section 5 hereof.

4.	Related Agreements. All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide:

(a)

that such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the 12b-1 Trustees or, by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of Class 3 shares of the Portfolio, on not more than 60 days’ written notice to any other party to the agreement; and

(b)	that such agreement shall terminate automatically in the event of its assignment.

5.

Quarterly Reports. The Treasurer of the Trust shall provide to the Trustees and the Trustees shall review, at least quarterly, a written report of the amounts expended pursuant to this Plan with respect to Class 3 shares of the Portfolio and any related agreement and the purposes for which such expenditures were made.

6.	Term and Termination.

(a)

This Plan shall become effective as of the date hereof, and, unless terminated as herein provided, shall continue from year to year thereafter, so long as such continuance is specifically approved at least annually by votes, cast in person at a meeting called for the purpose of voting on such approval, of a majority of both (i) the Trustees of the Trust, and (ii) the 12b-1 Trustees.

(b)

This Plan may be terminated at any time by vote of a majority of the 12b-1 Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of Class 3 shares of the Portfolio.

7.

Amendments. This Plan may not be amended to increase materially the maximum expenditures permitted by Sections 1 and 2 hereof unless such amendment is approved by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of Class 3 shares of the Portfolio, and no material amendment to this Plan shall be made unless approved in the manner provided for the annual renewal of this Plan in Section 6(a) hereof. The addition of a Portfolio and the deletion of of a Portfolio shall not be deemed to be an amendment of this Plan with respect to any other Portfolio.

8.

Selection and Nomination of Trustees. While this Plan is in effect, the selection and nomination of those Trustees of the Trust who are not interested persons of the Trust shall be committed to the discretion of the 12b-1 Trustees.

9.

Recordkeeping. The Trust shall preserve copies of this Plan and any related agreement and all reports made pursuant to Sections 4 and 5 hereof for a period of not less than six years from the date of this Plan, any such related agreement or such reports, as the case may be, the first two years in an easily accessible place.

10.

Definition of Certain Terms. For purposes of this Plan, the terms “assignment,” “interested person,” “majority of the outstanding voting securities,” and “principal underwriter” shall have their respective meanings defined in the 1940 Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted to either the Trust or the principal underwriter of the Shares by the Securities and Exchange Commission, or its staff under the 1940 Act.

11.

Separate Series. Pursuant to the provisions of the Declaration of Trust, each Portfolio is a separate series of the Trust, and all debts, liabilities and expenses of Class 3 shares of such Portfolio shall be enforceable only against the assets of Class 3 shares of such Portfolio and not against the assets of any other Portfolio or class of Shares or of the Trust as a whole. This Plan constitutes a separate plan of distribution with respect to the Class 3 shares of each Portfolio.

SCHEDULE A

Portfolios of SunAmerica Series Trust

(Effective July 20, 2026)

SA AB Growth Portfolio (f/k/a Alliance Growth Portfolio)

SA AB Small & Mid Cap Value Portfolio (f/k/a Small & Mid Cap Value Portfolio)

SA American Funds Asset Allocation Portfolio (f/k/a American Funds® Asset Allocation SAST Portfolio)

SA American Funds Global Growth Portfolio (f/k/a American Funds® Global Growth SAST Portfolio)

SA American Funds Growth Portfolio (f/k/a American Funds® Growth SAST Portfolio)

SA American Funds Growth-Income Portfolio (f/k/a American Funds® Growth-Income SAST Portfolio)

SA American Funds VCP Managed Allocation Portfolio (f/k/a SA American Funds® VCP Managed Asset Allocation Portfolio, VCP Managed Asset Allocation SAST Portfolio and Protected Asset Allocation SAST Portfolio)

SA BlackRock Advantage International Portfolio (f/k/a SA Morgan Stanley International Equities Portfolio and International Diversified Equities Portfolio)

SA BlackRock Multi-Asset 70/30 Portfolio

SA Emerging Market Equity Index Portfolio

SA Federated Hermes Corporate Bond Portfolio (f/k/a SA Federated Corporate Bond Portfolio and Corporate Bond Portfolio)

SA Fidelity Institutional AM® Global Equities Portfolio (f/k/a SA JPMorgan Global Equities Portfolio and Global Equities Portfolio)

SA Fidelity Institutional AM® International Growth Portfolio

SA Fidelity Institutional AM® Real Estate Portfolio (f/k/a SA Fidelity Institutional AMSM Real Estate Portfolio, SA Pyramis® Real Estate Portfolio and Real Estate Portfolio)

SA Fixed Income Index Portfolio

SA Fixed Income Intermediate Index Portfolio

SA Franklin BW U.S. Large Cap Value Portfolio (f/k/a SA Legg Mason BW Large Cap Value Portfolio and Davis Venture Value Portfolio)

SA Franklin Core Fixed Income Portfolio

SA Franklin Mid Cap Core Portfolio SA Franklin Large Cap Disciplined Growth Portfolio SA Franklin Small Company Value Portfolio (f/k/a Small Company Value Portfolio)

SA Franklin Systematic U.S. Large Cap Core Portfolio (f/k/a SA Franklin U.S. Equity Smart Beta Portfolio)

SA Franklin Systematic U.S. Large Cap Value Portfolio (f/k/a SA Dogs of Wall Street Portfolio and “Dogs” of Wall Street Portfolio)

SA Franklin Tactical Opportunities Portfolio (f/k/a/ SA Legg Mason Tactical Opportunities Portfolio)

SA Global Index Allocation 60/40 Portfolio

SA Global Index Allocation 75/25 Portfolio

SA Global Index Allocation 90/10 Portfolio

SA Goldman Sachs Government and Quality Bond Portfolio (f/k/a SA Wellington Government and Quality Bond Portfolio)

SA Goldman Sachs Multi-Asset Insights Portfolio

SA Index Allocation 60/40 Portfolio

SA Index Allocation 80/20 Portfolio

SA Index Allocation 90/10 Portfolio

SA International Index Portfolio

SA Invesco Growth Opportunities Portfolio (f/k/a Growth Opportunities Portfolio)

SA Janus Focused Growth Portfolio (f/k/a SA Marsico Focused Growth Portfolio, Marsico Focused Growth Portfolio and Marsico Growth Portfolio)

SA JPMorgan Diversified Balanced Portfolio (f/k/a SA JPMorgan Balanced Portfolio, Balanced Portfolio and SunAmerica Balanced Portfolio)

SA JPMorgan Emerging Markets Portfolio (f/k/a Emerging Markets Portfolio)

SA JPMorgan Equity-Income Portfolio (f/k/a Growth-Income Portfolio)

SA JPMorgan Large Cap Core Portfolio (f/k/a SA Invesco Main Street Large Cap Portfolio, SA Oppenheimer Main Street Large Cap Portfolio, Equity Opportunities Portfolio, Federated American Leaders Portfolio and Federated Value Portfolio)

SA JPMorgan MFS Core Bond Portfolio (f/k/a Total Return Bond Portfolio and Worldwide High Income Portfolio)

SA JPMorgan Mid-Cap Growth Portfolio (f/k/a Mid-Cap Growth Portfolio and MFS Mid-Cap Growth Portfolio)

SA JPMorgan Ultra-Short Bond Portfolio (f/k/a SA DFA Ultra Short Bond Portfolio and Ultra Short Bond Portfolio and Cash Management Portfolio)

SA Large Cap Growth Index Portfolio

SA Large Cap Index Portfolio (f/k/a Equity Index Portfolio)

SA Large Cap Value Index Portfolio

SA MFS Large Cap Growth Portfolio (f/k/a SA MFS Blue Chip Growth Portfolio and Blue Chip Growth Portfolio)

SA MFS Massachusetts Investors Trust Portfolio (f/k/a MFS Massachusetts Investors Trust Portfolio, MFS Growth and Income Portfolio and Growth/Phoenix Investment Counsel Portfolio)

SA MFS Total Return Portfolio (f/k/a MFS Total Return Portfolio and Balanced/Phoenix Investment Counsel Portfolio)

SA Mid Cap Index Portfolio

SA PIMCO Global Bond Opportunities Portfolio (f/k/a SA Goldman Sachs Global Bond Portfolio and Global Bond Portfolio)

SA PIMCO RAE International Value Portfolio (f/k/a SA Templeton Foreign Value Portfolio, SA Franklin Foreign Value Portfolio and Foreign Value Portfolio)

SA PineBridge High-Yield Bond Portfolio (f/k/a High-Yield Bond Portfolio)

SA Putnam International Value Portfolio (f/k/a SA Putnam International Growth and Income Portfolio and International Growth and Income Portfolio)

SA Schroders VCP Global Allocation Portfolio

SA Small Cap Index Portfolio

SA T. Rowe Price Allocation Moderately Aggressive Portfolio (f/k/a SA T. Rowe Price Asset Allocation Growth Portfolio)

SA T. Rowe Price VCP Balanced Portfolio

SA VCP Dynamic Allocation Portfolio (f/k/a SunAmerica Dynamic Allocation Portfolio)

SA VCP Dynamic Strategy Portfolio (f/k/a SunAmerica Dynamic Strategy Portfolio)

SA VCP Index Allocation Portfolio

SA Wellington Capital Appreciation Portfolio

SA Wellington Strategic Multi-Asset Portfolio